UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2010

SOLAR PARK INITIATIVES, INC.
(formerly known as Critical Digital Data, Inc.)

Nevada	333-143672	80-0189455
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

818 A1A North, Suite 202, Ponte Vedra Beach , FL 32082
(Address of principal executive offices) (zip code)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Phone: 516-833-5034
Fax: 516-977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 2.01                      Completion of Acquisition or Disposition of Assets
Item 3.02                      Unregistered Sales of Equity Securities

On September 20, 2010, Solar Park Initiatives, Inc. (the “Company”)  entered into and closed  an Asset Purchase Agreement (the “Maple Leaf APA”) with Maple Leaf Renewables Group, Inc. (“Maple Leaf”) pursuant to which the Company acquired the rights to various solar park development projects that Maple Leaf was in the process of developing (the “Maple Leaf Assets”).   Mr. Surette serves as the Chief Executive Officer and Chief Financial Officer of the Company is also the majority stockholder, director and executive officer of Maple Leaf.

In consideration for the purchase and sale of the Maple Leaf Assets, the Company assumed various liabilities and issued Mr. Surette the following common stock purchase warrants:

•	common stock purchase warrant to acquire 250,000 shares of common stock on a cashless basis at an exercise price of $0.35 per share for a period of five years.

•
stock options to acquire 375,000 shares of common stock on a cashless basis at an exercise price of $0.35 per share for a period of five years, which shall vest upon the Company executing a power purchase agreement equal to or in excess of four megawatts.

•
Stock options to acquire 375,000 shares of common stock on a cashless basis at an exercise price of $0.35 per share for a period of five years, which shall vest upon the Company executing an additional power purchase agreement equal to or in excess of four megawatts.

In addition, upon raising $1,000,000, the Company will pay Maple Leaf $50,000.  Further, Mr. Surette accepted an offer of $120,000 for serving as Chief Executive Officer and Chief Financial Officer of the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”)  for the issuance of the above securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Maple Leaf is an accredited investor, Maple Leaf had access to information about the Company and its investment, Maple Leaf took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01        Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Stock Purchase Warrant to acquire 250,000 shares issued to David J. Surette

4.2	Stock Option Agreement to acquire 375,000 shares issued to David J. Surette

4.3	Stock Option Agreement to acquire 375,000 shares issued to David J. Surette

10.1	Asset Purchase Agreement between Solar Park Initiatives, Inc. and Maple Leaf Renewables Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR PARK INITIATIVES, INC.

Dated: September 24, 2010	By:	/s/ David J.Surette
Name: David J. Surette
Title: Chief Executive Officer & Chief Financial Officer